Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2022 RESULTS

SANTA MONICA, CALIFORNIA, March 9, 2023 – Entravision Communications Corporation (NYSE: EVC), a leading global advertising solutions, media and technology company, today announced financial results for the three- and twelve-month periods ended December 31, 2022.

Fourth Quarter and Full Year 2022 Highlights

•
Record fourth quarter and annual revenue
•
Record fourth quarter and annual consolidated adjusted EBITDA
•
Record political advertising revenue compared to prior election cycles, including presidential
•
Net loss attributable to common stockholders of $1.6 million in the fourth quarter compared to net income attributable to common stockholders of $3.9 million in the prior-year quarter
•
Net income attributable to common stockholders for the full year down 38% compared to the prior-year
•
Consolidated adjusted EBITDA up 11% and 17% compared to the prior-year quarter and full year, respectively
•
Operating cash flow down 93% and up 21% compared to the prior-year quarter and full year, respectively
•
Free cash flow down 37% and 20% compared to the prior-year quarter and full year, respectively
•
Quarterly cash dividend increase to $0.05 per share

“We are pleased with our 2022 performance, which marks a record year for Entravision for revenue and consolidated adjusted EBITDA,” said Entravision Interim Chief Executive Officer and Chief Financial Officer, Chris Young. “Our results demonstrate the resiliency and strength of our business through challenging macro conditions, and the successful execution of our strategic plan to create a leading global advertising solutions, media and technology company. We have enhanced our digital segment organically, as well as through strategic partnerships, geographic expansion and accretive acquisitions to bolster our suite of digital services in the large and growing advertising industry. Our complementary non-digital businesses, while a smaller percentage of our revenue portfolio, continue to be an important contributor to our growth. We will continue to leverage our tools, reach, technology and world-class team to meet our clients’ evolving needs and deliver enhanced shareholder value."

Paul Zevnik, Interim Chair and co-founder said, “The Entravision team mourns the sudden and tragic loss of our late CEO, founder and dear friend, Walter Ulloa. Walter passed unexpectedly on the last day of the most successful year in the company's history. Since we founded Entravision in 1996, we have developed a clear vision to build a leading global advertising solutions, media and technology company serving diverse demographics with diverse media. Through Walter’s leadership and with the support of a strong leadership team and dedicated entrepreneurs across each of Entravision’s business platforms, we have achieved tremendous growth and transformed the Company’s geographical breadth and media portfolio. Most importantly, we created a company that is a great place to work with a focus on engagement, trust, open communications, community service and involvement, and long-lasting relationships with our key partners. I miss our friend dearly, and the Board is committed to working with management to advance Walter’s vision and execute on our roadmap to deliver enhanced value for our stakeholders and partners."

Quarterly Cash Dividend

As previously announced, the Company's Board of Directors approved a quarterly cash dividend to shareholders of $0.05 per share on the Company's Class A and Class U common stock, in an aggregate amount of approximately $4.4 million. This is double the Company's previous quarterly dividend of $0.025 in 2022 and returns the dividend to its pre-pandemic level. The quarterly dividend will be payable on March 31, 2023 to shareholders of record as of the close of business on March 16, 2023, and the common stock will trade ex-dividend on March 15, 2023. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Entravision Communications

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 10.

Unaudited Financial Highlights (In thousands, except share and per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change
Net revenue	$296,328	$233,894	27%	$956,209	$760,192	26%
Cost of revenue - digital (1)	191,965	148,399	29%	623,916	466,517	34%
Operating expenses (2)	57,249	48,065	19%	197,776	173,034	14%
Corporate expenses (3)	22,635	11,237	101%	49,404	32,993	50%
Foreign currency (gain) loss	860	54	1493%	2,972	508	485%

Consolidated adjusted EBITDA (4)	36,524	32,856	11%	103,090	88,033	17%

Free cash flow (5)	$19,299	$30,875	(37)%	$63,325	$78,706	(20)%

Net income (loss)	$725	$3,868	(81)%	$20,169	$35,230	(43)%
Net (income) loss attributable to redeemable noncontrolling interest	$-	$-	*	$-	$(5,938)	(100)%
Net (income) loss attributable to noncontrolling interest	$(2,353)	$-	*	$(2,050)	$-	*
Net income (loss) attributable to common stockholders	$(1,628)	$3,868	*	$18,119	$29,292	(38)%

Net income (loss) per share attributable to common stockholders, basic	$(0.02)	$0.05	*	$0.21	$0.34	(38)%
Net income (loss) per share attributable to common stockholders, diluted	$(0.02)	$0.04	*	$0.21	$0.33	(36)%

Weighted average common shares outstanding, basic	85,158,189	85,579,385		85,391,163	85,301,603
Weighted average common shares outstanding, diluted	85,158,189	88,556,177		87,769,762	87,910,603
(1)
Consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.
(2)
Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $2.8 million and $2.3 million of non-cash stock-based compensation for the three-month periods ended December 31, 2022 and 2021, respectively, and $5.7 million and $3.2 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2022 and 2021, respectively.
(3)
Corporate expenses include $9.2 million and $4.0 million of non-cash stock-based compensation for the three-month periods ended December 31, 2022 and 2021, respectively, and $14.3 million and $6.4 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2022 and 2021, respectively.
(4)
Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to noncontrolling and redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to noncontrolling and redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings.
(5)
Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, and other operating gain (loss). Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Entravision Communications

Unaudited Financial Results (In thousands)

	Three Months Ended
	December 31,
	2022	2021	% Change
Net revenue	$296,328	$233,894	27%
Cost of revenue - digital (1)	191,965	148,399	29%
Operating expenses (1)	57,249	48,065	19%
Corporate expenses (1)	22,635	11,237	101%
Depreciation and amortization	6,485	6,261	4%
Change in fair value of contingent consideration	7,400	8,224	(10)%
Impairment charge	1,600	1,419	13%
Foreign currency (gain) loss	860	54	1493%
Other operating (gain) loss	1,393	(2,131)	*

Operating income (loss)	6,741	12,366	(45)%
Interest expense, net	(2,703)	(1,723)	57%
Dividend income	—	2	(100)%
Realized gain (loss) on marketable securities	(59)	—	*

Income before income taxes	3,979	10,645	(63)%
Income tax (expense) benefit	(3,254)	(6,777)	(52)%

Net income (loss)	725	3,868	(81)%
Net (income) loss attributable to noncontrolling interest	(2,353)	—	*
Net income (loss) attributable to common stockholders	$(1,628)	$3,868	*

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue in the fourth quarter of 2022 totaled $296.3 million, up 27% from $233.9 million in the prior-year period. Of the overall increase, approximately $52.6 million was attributable to our digital segment and was primarily due to advertising revenue growth from our digital commercial partnerships business. In addition, the increase in net revenue in our digital segment was due to our investments in variable interest entities in 2022, which did not contribute to our results of operations in the comparable prior-year period. In addition, of the overall increase, approximately $5.6 million was attributable to our television segment, primarily due to an increase in political advertising revenue, partially offset by decreases in local and national advertising revenue. These decreases were mainly attributed to the expiration of our Univision and UniMás network affiliation agreements in Orlando, Tampa and Washington, D.C. on December 31, 2021. Additionally, of the overall increase, approximately $4.2 million was attributable to our audio segment, primarily due to increases in political advertising revenue and national advertising revenue, partially offset by a decrease in local advertising revenue.

Cost of revenue in the fourth quarter of 2022 totaled $192.0 million, up 29% from $148.4 million in the prior-year period. The increase was primarily due to increased cost of revenue related to advertising revenue growth from our digital commercial partnerships business, and due to our investments in variable interest entities in 2022, which did not contribute to our results of operations in the comparable prior-year period.

Operating expenses in the fourth quarter of 2022 totaled $57.2 million, up 19% from $48.1 million in the prior-year period. Of the overall increase, approximately $7.0 million was attributable to our digital segment and was primarily due to an increase in expenses associated with the increase in digital advertising revenue, an increase in salary expense and non-cash stock-based compensation, and an increase due to our investments in variable interest entities in 2022, which did not contribute to our results of operations in the comparable prior-year period. In addition, of the overall increase in operating expenses, approximately $1.1 million was attributable to our television segment primarily due to an increase in rent expense, an increase in bad debt expense and an increase in non-cash stock-based compensation, partially offset by a decrease in expenses associated with the decrease in local and national advertising revenue. Additionally, of the overall increase in operating expenses, approximately $1.0 million was attributable to our audio segment primarily due to an increase in expenses associated with the increase in national advertising revenue and an increase in rent expense.

Corporate expenses in the fourth quarter of 2022 totaled $22.6 million, up 101% from $11.2 million in the prior-year period. The increase was primarily due to $8.1 million of severance related expense incurred upon the passing of our late Chief Executive Officer, and due to increases in non-cash stock-based compensation and an increase in salaries.

Entravision Communications

Unaudited Financial Results (In thousands)

	Twelve Months Ended
	December 31,
	2022	2021	% Change
Net revenue	$956,209	$760,192	26%
Cost of revenue - digital (1)	623,916	466,517	34%
Operating expenses (1)	197,776	173,034	14%
Corporate expenses (1)	49,404	32,993	50%
Depreciation and amortization	25,697	22,420	15%
Change in fair value of contingent consideration	14,210	8,224	73%
Impairment charge	1,600	3,023	(47)%
Foreign currency (gain) loss	2,972	508	485%
Other operating (gain) loss	382	(6,998)	*

Operating income (loss)	40,252	60,471	(33)%
Interest expense, net	(8,012)	(6,775)	18%
Dividend income	20	213	(91)%
Realized gain (loss) on marketable securities	(532)	—	*

Income before income taxes	31,728	53,909	(41)%
Income tax (expense) benefit	(11,559)	(18,679)	(38)%

Net income (loss)	20,169	35,230	(43)%
Net (income) loss attributable to redeemable noncontrolling interest	—	(5,938)	(100)%
Net (income) loss attributable to noncontrolling interest	(2,050)	—	*
Net income (loss) attributable to common stockholders	$18,119	$29,292	(38)%

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue for the year ended December 31, 2022 totaled $956.2 million, up 26% from $760.2 million in the prior-year period. Of the overall increase, approximately $191.8 million was attributable to our digital segment and was primarily due to advertising revenue growth from our digital commercial partnerships business. In addition, the increase in net revenue in our digital segment was due to our investments in variable interest entities in 2022 and our acquisitions in 2021, which did not contribute to our results of operations for the full prior-year period. In addition, of the overall increase, approximately $6.4 million was attributable to our audio segment primarily due to increases in political advertising revenue and local advertising revenue, partially offset by a decrease in national advertising revenue. The overall increase was partially offset by a decrease of approximately $2.1 million attributable to our television segment, primarily due to decreases in local and national advertising revenue, a decrease in spectrum usage rights revenue, and a decrease in retransmission consent revenue. These decreases were mainly attributed to the expiration of our Univision and UniMás network affiliation agreements in Orlando, Tampa and Washington, D.C. on December 31, 2021. The decrease in our television segment revenue was partially offset by an increase in political advertising revenue.

Cost of revenue for the year ended December 31, 2022 totaled $623.9 million, up 34% from $466.5 million in the prior-year period. The increase was primarily due to increased cost of revenue related to advertising revenue growth from our digital commercial partnerships business, and due to our investments in variable interest entities in 2022 and our acquisitions in 2021, which did not contribute to our results of operations for the full prior-year period.

Operating expenses for the year ended December 31, 2022 totaled $197.8 million, up 14% from $173.0 million in the prior-year period. Of the overall increase, approximately $22.5 million was attributable to our digital segment and was primarily due to an increase in expenses associated with the increase in digital advertising revenue, an increase in salary expense and non-cash stock-based compensation, and an increase due to our investments in variable interest entities in 2022 and our acquisitions in 2021, which did not contribute to our results of operations for the full prior-year period. In addition, of the overall increase in operating expenses, approximately $0.6 million was attributable to our television segment primarily due to an increase in rent expense, an increase in bad debt expense and an increase in non-cash stock-based compensation, partially offset by a decrease in expenses associated with the decrease in local and national advertising revenue. Additionally, of the overall increase in operating expenses, approximately $1.7 million was attributable to our audio segment primarily due to an increase in expenses associated with the increase in local advertising revenue and an increase in rent expense.

Entravision Communications

Corporate expenses for the year ended December 31, 2022 totaled $49.4 million, up 50% from $33.0 million in the prior-year period. The increase was primarily due to $8.1 million of severance related expense incurred upon the passing of our late Chief Executive Officer, and due to increases in non-cash stock-based compensation and an increase in salaries.

Balance Sheet and Related Metrics

Cash and marketable securities as of December 31, 2022 totaled approximately $155.2 million. Total debt under the Company’s credit agreement was $209.3 million. Net of $75 million of cash and marketable securities, total leverage as defined in the Company’s credit agreement was 1.3 times as of December 31, 2022. Net of total cash and marketable securities, total leverage was 0.5 times.

Unaudited Segment Results (In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change
Net Revenue
Digital	$230,137	$177,512	30%	$747,103	$555,338	35%
Television	45,812	40,241	14%	144,730	146,839	(1)%
Audio	20,379	16,141	26%	64,376	58,015	11%
Total	$296,328	$233,894	27%	$956,209	$760,192	26%

Cost of Revenue - Digital (1)	$191,965	$148,399	29%	$623,916	$466,517	34%

Operating Expenses (1)
Digital	$22,553	$15,540	45%	$74,130	$51,604	44%
Television	22,989	21,849	5%	81,958	81,397	1%
Audio	11,707	10,676	10%	41,688	40,033	4%
Total	$57,249	$48,065	19%	$197,776	$173,034	14%

Corporate Expenses (1)	$22,635	$11,237	101%	$49,404	$32,993	50%

Foreign currency (gain) loss	$860	$54	1493%	$2,972	$508	485%

Consolidated adjusted EBITDA (1)	$36,524	$32,856	11%	$103,090	$88,033	17%

(1) Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 2.

Notice of Conference Call

Entravision Communications Corporation will hold a conference call to discuss its fourth quarter and full year 2022 results on Thursday, March 9, 2023 at 5:00 p.m. Eastern Time. To access the conference call, please dial (844) 836-8739 (U.S.) or (412) 317-5440 (Int’l) ten minutes prior to the start time and reference Conference ID number 10176187. The call will also be available via live webcast on the investor relations portion of the Company's website located at www.entravision.com.

About Entravision Communications Corporation

Entravision is a leading global advertising, media and ad-tech solutions company connecting brands to consumers by representing top platforms and publishers. Our dynamic portfolio includes digital, television and audio offerings. Digital, our largest revenue segment, is comprised of four business units: our digital sales representation business; Smadex, our programmatic ad purchasing platform; our branding and mobile performance solutions business; and our digital audio business. Through our digital sales representation business, we connect global media companies such as Meta, Twitter, TikTok and Spotify with advertisers in primarily emerging growth markets worldwide. Smadex is our mobile-first demand side platform, enabling advertisers to execute performance campaigns using machine learning. We also offer a branding and mobile performance solutions business, which provides managed services to advertisers looking to connect with global consumers, primarily on mobile devices, and our digital audio business provides digital audio advertising solutions for advertisers in the Americas. In addition to digital, Entravision has 49 television stations and is the largest affiliate group of the Univision and UniMás television networks. Entravision also manages 45 primarily Spanish-language radio stations that feature nationally recognized, Emmy award-winning talent. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn and Facebook.

Entravision Communications

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Christopher T. Young	Kimberly Esterkin
Interim Chief Executive Officer, and Chief Financial Officer and Treasurer	ADDO Investor Relations
Entravision Communications Corporation	310-829-5400
310-447-3870	evc@addo.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
Net revenue	$296,328	$233,894	$956,209	$760,192
Expenses:
Cost of revenue - digital	191,965	148,399	623,916	466,517
Direct operating expenses	35,106	32,969	122,611	116,449
Selling, general and administrative expenses	22,143	15,096	75,165	56,585
Corporate expenses	22,635	11,237	49,404	32,993
Depreciation and amortization	6,485	6,261	25,697	22,420
Change in fair value of contingent consideration	7,400	8,224	14,210	8,224
Impairment charge	1,600	1,419	1,600	3,023
Foreign currency (gain) loss	860	54	2,972	508
Other operating (gain) loss	1,393	(2,131)	382	(6,998)
	289,587	221,528	915,957	699,721
Operating income (loss)	6,741	12,366	40,252	60,471
Interest expense	(3,651)	(1,733)	(10,876)	(7,020)
Interest income	948	10	2,864	245
Dividend income	—	2	20	213
Realized gain (loss) on marketable securities	(59)	—	(532)	—
Income before income taxes	3,979	10,645	31,728	53,909
Income tax (expense) benefit	(3,254)	(6,777)	(11,559)	(18,679)
Net income (loss)	725	3,868	20,169	35,230
Net (income) loss attributable to redeemable noncontrolling interest	—	—	—	(5,938)
Net (income) loss attributable to noncontrolling interest	(2,353)	—	(2,050)	—
Net income (loss) attributable to common stockholders	$(1,628)	$3,868	$18,119	$29,292

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic	$(0.02)	$0.05	$0.21	$0.34
Net income (loss) per share attributable to common stockholders, diluted	$(0.02)	$0.04	$0.21	$0.33

Cash dividends declared per common share, basic and diluted	$0.03	$0.03	$0.10	$0.10

Weighted average common shares outstanding, basic	85,158,189	85,579,385	85,391,163	85,301,603
Weighted average common shares outstanding, diluted	85,158,189	88,556,177	87,769,762	87,910,603

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$110,691	$185,094
Marketable securities	44,528	—
Restricted Cash	753	749
Trade receivables, net of allowance for doubtful accounts	224,713	201,747
Assets held for sale	—	1,963
Prepaid expenses and other current assets	27,238	18,925
Total current assets	407,923	408,478
Property and equipment, net	61,362	62,498
Intangible assets subject to amortization, net	61,811	64,034
Intangible assets not subject to amortization	207,453	209,053
Goodwill	86,991	71,708
Deferred income taxes	2,591	1,462
Operating leases right of use asset	44,413	25,582
Other assets	8,297	8,527
Total assets	$880,841	$851,342

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$5,256	$4,903
Accounts payable and accrued expenses	237,415	212,655
Operating lease liabilities	5,570	7,304
Total current liabilities	248,241	224,862
Long-term debt, less current maturities, net of unamortized debt issuance costs	207,292	207,416
Long-term operating lease liabilities	42,151	20,988
Other long-term liabilities	30,198	72,930
Deferred income taxes	67,590	68,220
Total liabilities	595,472	594,416

Stockholders' equity
Class A common stock	8	6
Class B common stock	—	2
Class U common stock	1	1
Additional paid-in capital	776,298	780,388
Accumulated deficit	(504,375)	(522,494)
Accumulated other comprehensive income (loss)	(1,510)	(977)
Total stockholders' equity	270,422	256,926
Noncontrolling interest	14,947	-
Total equity	285,369	256,926
Total liabilities and equity	$880,841	$851,342

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$725	$3,868	$20,169	$35,230
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,485	6,261	25,697	22,420
Impairment charge	1,600	1,419	1,600	3,023
Deferred income taxes	(2,211)	6,206	(5,362)	14,554
Non-cash interest	238	153	1,314	604
Amortization of syndication contracts	120	118	468	475
Payments on syndication contracts	(166)	(119)	(470)	(473)
Non-cash stock-based compensation	12,039	6,295	20,034	9,595
(Gain) loss on marketable securities	59	—	532	—
(Gain) loss on disposal of property and equipment	(37)	(2,007)	(636)	(4,629)
Change in fair value of contingent consideration	7,400	8,224	14,210	8,224
Changes in assets and liabilities:
(Increase) decrease in trade receivables, net	(31,983)	(33,215)	(9,687)	(49,109)
(Increase) decrease in prepaid expenses and other current assets	2,200	4,515	2,017	6,782
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,306	9,755	9,031	18,557
Net cash provided by operating activities	775	11,473	78,917	65,253
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	37	917	2,708	10,348
Purchases of property and equipment	(3,586)	(1,550)	(11,468)	(5,819)
Purchase of a businesses, net of cash acquired	—	(1,413)	—	(14,260)
Investment in variable interest entities, net of cash consolidated	—	—	(5,164)	—
Purchases of marketable securities	(13,902)	—	(106,382)	—
Proceeds from marketable securities	12,946	—	59,814	27,800
Purchases of investments	—	—	—	(800)
Net cash provided by (used in) investing activities	(4,505)	(2,046)	(60,492)	17,269
Cash flows from financing activities:
Proceeds from stock option exercises	1	2	219	416
Tax payments related to shares withheld for share-based compensation plans	(4,257)	(4,201)	(4,524)	(4,729)
Payments on long-term debt	(751)	(750)	(3,252)	(3,000)
Dividends paid	(2,124)	(2,136)	(8,539)	(8,531)
Repurchase of Class A common stock	—	—	(11,280)	—
Payment of contingent consideration	—	—	(65,340)	—
Principal payments under finance lease obligation	(33)	(126)	(105)	(126)
Payments of capitalized debt offering and issuance costs	—	—	—	(604)
Net cash used in financing activities	(7,164)	(7,211)	(92,821)	(16,574)
Effect of exchange rates on cash, cash equivalents and restricted cash	(2)	(13)	(3)	(16)
Net increase (decrease) in cash, cash equivalents and restricted cash	(10,896)	2,203	(74,399)	65,932
Cash, cash equivalents and restricted cash:
Beginning	122,340	183,640	185,843	119,911
Ending	$111,444	$185,843	$111,444	$185,843

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
Consolidated adjusted EBITDA (1)	$36,524	$32,856	$103,090	$88,033
EBITDA attributable to redeemable noncontrolling interest	—	—	—	9,127
EBITDA attributable to noncontrolling interest	3,404	—	3,399	—
Interest expense	(3,651)	(1,733)	(10,876)	(7,020)
Interest income	948	10	2,864	245
Income tax (expense) benefit	(3,254)	(6,777)	(11,559)	(18,679)
Amortization of syndication contracts	(120)	(118)	(468)	(475)
Payments on syndication contracts	166	119	470	473
Non-cash stock-based compensation included in direct operating
expenses	(2,816)	(2,263)	(5,694)	(3,234)
Non-cash stock-based compensation included in corporate expenses	(9,223)	(4,032)	(14,340)	(6,361)
Depreciation and amortization	(6,485)	(6,261)	(25,697)	(22,420)
Change in fair value of contingent consideration	(7,400)	(8,224)	(14,210)	(8,224)
Non-recurring severance charge	(4,316)	(423)	(4,316)	(423)
Dividend income	—	2	20	213
Realized gain (loss) on marketable securities	(59)	—	(532)	—
Other operating gain (loss)	(1,393)	2,131	(382)	6,998
Impairment charge	(1,600)	(1,419)	(1,600)	(3,023)
Net (income) loss attributable to redeemable noncontrolling interest	—	—	—	(5,938)
Net (income) loss attributable to noncontrolling interest	(2,353)	—	(2,050)	—
Net income (loss) attributable to common stockholders	(1,628)	3,868	18,119	29,292

Depreciation and amortization	6,485	6,261	25,697	22,420
Impairment charge	1,600	1,419	1,600	3,023
Deferred income taxes	(2,211)	6,206	(5,362)	14,554
Amortization of debt issuance costs	238	153	1,314	604
Amortization of syndication contracts	120	118	468	475
Payments on syndication contracts	(166)	(119)	(470)	(473)
Non-cash stock-based compensation	12,039	6,295	20,034	9,595
Realized (gain) loss on marketable securities	59	—	532	—
(Gain) loss on disposal of property and equipment	(37)	(2,007)	(636)	(4,629)
Change in fair value of contingent consideration	7,400	8,224	14,210	8,224
Net (income) loss attributable to redeemable noncontrolling interest	—	—	—	5,938
Net income (loss) attributable to noncontrolling interest	2,353	—	2,050	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(31,983)	(33,215)	(9,687)	(49,109)
(Increase) decrease in prepaid expenses and other assets	2,200	4,515	2,017	6,782
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,306	9,755	9,031	18,557
Net cash provided by (used in ) operating activities	$775	$11,473	$78,917	$65,253

(1) Consolidated adjusted EBITDA is defined on page 2.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
Consolidated adjusted EBITDA (1)	$36,524	$32,856	$103,090	$88,033
Net, cash interest expense (1)	(2,465)	(1,570)	(6,698)	(6,171)
Dividend income	—	2	20	213
Cash paid for income taxes	(5,465)	(571)	(16,921)	(4,125)
Capital expenditures (2)	(3,586)	(1,550)	(11,468)	(5,819)
Other operating gain (loss)	(1,393)	2,131	(382)	6,998
Non-recurring cash severance charge	(4,316)	(423)	(4,316)	(423)
Free cash flow (1)	19,299	30,875	63,325	78,706

Capital expenditures (2)	3,586	1,550	11,468	5,819
EBITDA attributable to redeemable noncontrolling interest	—	—	—	9,127
EBITDA attributable to noncontrolling interest	3,404	—	3,399	—
(Gain) loss on disposal of property and equipment	(37)	(2,007)	(636)	(4,629)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(31,983)	(33,215)	(9,687)	(49,109)
(Increase) decrease in prepaid expenses and other assets	2,200	4,515	2,017	6,782
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,306	9,755	9,031	18,557
Cash Flows From Operating Activities	$775	$11,473	$78,917	$65,253

(1)
Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 2.
(2)
Capital expenditures are not part of the consolidated statement of operations.